FOR IMMEDIATE RELEASE	Contact:	Chuck Sulerzyski
October 14, 2013		President and CEO
Peoples Bancorp Inc.
Chuck.Sulerzyski@pebo.com
(740) 373-3155

PEOPLES BANK COMPLETES ACQUISITION OF OHIO COMMERCE BANK
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced its banking subsidiary, Peoples Bank, National Association (“Peoples Bank”), has completed its acquisition of Ohio Commerce Bank (“Ohio Commerce”) as of the close of business on October 11, 2013.
First announced in July 2013, this all-cash transaction valued at $16.5 million included the merger of Ohio Commerce into Peoples Bank. As a result, Ohio Commerce's office in the Cleveland, Ohio suburb of Beachwood became a branch of Peoples Bank. At September 30, Ohio Commerce had total assets of $123 million, total loans of $98 million and total deposits of $111 million.
“We are excited by this opportunity to expand our customer base and enter a very attractive market area with a proven management team,” said Chuck Sulerzyski, Peoples’ President and CEO. “After much hard work and preparation, the focus now shifts to executing our integration plan and serving the financial needs of our new customers in the Cleveland region.”
Sulerzyski continued, “Our philosophy is to deploy local decision-makers that are capable of handling the diverse lending needs of the region and present familiar faces to the customer. Consistent with this philosophy, we retained the majority of Ohio Commerce’s client facing management team members which allows us to preserve existing banking relationships with local small businesses and entrepreneurs. In the months ahead, we will be introducing clients in the region to an expanded array of products and services, including wealth management, insurance and retirement planning solutions.”
Peoples expects this transaction to be accretive to its earnings starting in 2014 as one-time acquisition costs will more than offset the incremental 2013 earnings.
Peoples also announced it will release third quarter 2013 earnings before the market opens on October 22, 2013, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Daylight Saving Time on the same date. The dial-in number for this call will be (800) 860-2442. A simultaneous webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website www.peoplesbancorp.com, and a replay will be available for one year. Individuals wishing to participate in the live conference call are encouraged to call or sign in at least 15 minutes prior to the scheduled start time.
Peoples Bancorp Inc. is a diversified financial services holding company with $2.0 billion in total assets, 50 locations and 47 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples' common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful integration of Ohio Commerce, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in Peoples’ filings with the Securities and Exchange Commission. As a result, actual results may differ materially from the forward-looking statements in this news release.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

END OF RELEASE